As filed with the Securities and Exchange Commission on June 30, 2010
Registration No. 333-164469
Registration No. 333-157041
Registration No. 333-147334

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
NovaBay Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
____________________

5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
____________________

NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan
NovaBay Pharmaceuticals, Inc. 2005 Stock Option Plan
NovaBay Pharmaceuticals, Inc. 2002 Stock Option Plan
(Full title of the plans)
____________________

Ramin (“Ron”) Najafi, Ph.D.
Chief Executive Officer
NovaBay Pharmaceuticals, Inc.
5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Brett D. White, Esq.
Cooley llp
3175 Hanover Street
Palo Alto, CA 94304-1130
(650) 843-5000
_____________________

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer □	Accelerated filer □	Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
See Below (1)	NA	NA	NA	NA
(1)
No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements on Form S-8 (File Nos. 333-164469, 333-157041, and 333-147334).  Therefore no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statements Nos. 333-164469, 333-157041, and 333-147334 (the “Registration Statements”), is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay DE,” the “Registrant” or the “Company”), a successor issuer to NovaBay Pharmaceuticals, Inc., a California corporation (“NovaBay CA”), as a result of NovaBay CA’s reincorporation from California to Delaware (the “Reincorporation”). Except as modified by this Amendment, NovaBay DE expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Reincorporation or necessary to keep the Registration Statements from being misleading in any material respect.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed on March 30, 2010.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed on May 12, 2010.

3.	The Company’s Current Reports on Form 8-K filed on January 26, 2010, April 6, 2010, June 21, 2010, and June 29, 2010.

4.	The description of the Company’s Common Stock which is contained in the Company’s Current Report on Form 8-K filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents (other than current reports furnished pursuant to Form 8-K).

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Company’s certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (“DGCL”), NovaBay DE’s directors shall not be liable to the registrant or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Company’s bylaws provide that it shall indemnify, to the fullest extent permitted by the DGCL and applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of NovaBay DE’s directors or officers or is or was serving at the Company’s request as a director, officer, employee or agent of another registrant or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.

NovaBay DE intends to enter into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Company’s bylaws. These agreements will, among other things, indemnify the Company’s directors and some of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of services by that person as a director or officer of the Company or as a director or officer of any of its subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at the Company’s request.

NovaBay DE also has a policy of liability insurance that insures its directors and certain of its officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.     Exemption From Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

3.2(1)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Cooley llp

23.1	Consent of Davidson & Company LLP

23.2	Consent of Cooley llp (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Current Report on Form 8-K as filed with the Commission on June 29, 2010.

Item 9.     Undertakings.

The Registrant hereby undertakes:

            (a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

                       (iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

            (A)           Paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

            (B)           Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

            (b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof; and

            (c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions and arrangements that exist whereby the Registrant may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of The Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on June 29, 2010.

NovaBay Pharmaceuticals, Inc.

/s/ Ramin Najafi

Ramin (“Ron”) Najafi, Ph.D.
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Ramin Najafi, Ph.D., Thomas J. Paulson and Theresa Granados Uriarte, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ramin Najafi	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	June 29, 2010
Ramin (“Ron”) Najafi, Ph.D.

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 29, 2010
Thomas J. Paulson

/s/ Charles J. Cashion	Director	June 29, 2010
Charles J. Cashion

/s/ Anthony Dailley	Director	June 29, 2010
Anthony Dailley, D.D.S.

/s/ Paul E. Freiman	Director	June 29, 2010
Paul E. Freiman

Director
Harry F. Hixson, Jr., Ph.D.

/s/ T. Alex McPherson	Director	June 29, 2010
T. Alex McPherson, M.D., Ph.D.

/s/ Robert R. Tufts	Director	June 29, 2010
Robert R. Tufts

/s/ Tony D.S. Wicks	Director	June 29, 2010
Tony D.S. Wicks

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

3.2(1)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Cooley llp

23.1	Consent of Davidson & Company LLP

23.2	Consent of Cooley llp (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Current Report on Form 8-K as filed with the Commission on June 29, 2010.